Exhibit 10.21


             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

                   The date of this document is July 7, 2000.

                        --------------------------------

                          ELECTRONICS FOR IMAGING, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                        --------------------------------

TO OUR EMPLOYEES:

         We are pleased with this opportunity to provide you with information regarding our Employee Stock Purchase Plan, referred to in these materials as the "Purchase Plan." We believe the Purchase Plan is an important part of the benefits provided to our employees, and we hope you will take the time to review this information carefully.

         Electronics For Imaging, Inc. (the "Company") adopted the Purchase Plan in order to provide you with an opportunity to share in the Company's growth by purchasing the common stock of the Company ("Common Stock") without payment of brokerage costs, at a discounted price, and under terms that are favorable from a tax standpoint. The Company believes the Purchase Plan assists it in hiring qualified employees and in building a satisfying long-term relationship with existing employees through recognition of their contribution to the Company.

         We have divided this discussion of the Purchase Plan into two parts. The first part of this document describes the terms of the Purchase Plan. The second part of this document describes the U.S. federal tax consequences relating to your participation in the Purchase Plan.

         The following information may not answer all the questions you have about the Purchase Plan and is not intended to go into every detail of the Purchase Plan. A copy of the Purchase Plan is attached to this prospectus. Further questions about your rights under the Purchase Plan may be directed to the Company's Equity Services Group, Abarca Equity, Inc. at (650) 577-3165. Questions relating to the tax consequences of your participation in the Purchase Plan should be referred to your personal tax advisor.

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


INFORMATION ABOUT THE COMPANY

         An important part of your participation in the Purchase Plan is understanding the Company, its products, operations and financial condition. Like any stockholder of the Company, you can keep yourself informed about the Company by reviewing reports and other documents which the Company prepares for stockholders and the general public. If you hold shares of the Company you will be entitled to attend stockholder meetings and to vote in the election of directors and on other matters brought before the Company's stockholders.

         If you have not already received a copy of the Company's current annual report as a stockholder of the Company, this information should be delivered to you with these materials. Whether or not you have already received this information, you may always request a copy from the Company's Legal Department.

         The U.S. federal securities laws require the Company to provide information about its business and financial status in annual reports, commonly known as "10-Ks" and quarterly reports, commonly known as "10-Qs." These reports are filed with the Securities and Exchange Commission ("SEC" or the "Commission"). In addition, if certain important corporate events occur during the year, the Company may file reports commonly known as "8-Ks." The Company also prepares and files with the Commission a proxy statement in connection with its annual meeting of stockholders. The proxy statement provides further information about the Company and its officers, directors and major stockholders. From time to time the Company may also file other documents with the Commission as required by Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All of these documents constitute part of the information required by the securities laws to be provided or made available to you in connection with your purchase of stock under the Purchase Plan; that is, these documents are incorporated by reference into these materials, which constitute the prospectus for the Purchase Plan.

         Copies  of  these  documents  can  be  obtained,   without  charge,  by
contacting the Company's Legal Department, Electronics For Imaging, Inc., 303 Velocity Way, Foster City, CA; or by telephone at (650) 357-3910.

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
                                                     CONTENTS

SECTION                                                                                                        PAGE

         1.       Plan Operation..................................................................................5

         2.       Eligibility for the Purchase Plan...............................................................6

         3.       Administration of the Purchase Plan.............................................................6

         4.       Signing up to Participate in the Purchase Plan..................................................7

         5.       Participation in an Offering after it has Begun.................................................7

         6.       Continuing Participation in Offerings...........................................................7

         7.       Amount of Earnings that can be withheld to purchase Common Stock................................8

         8.       Time of Stock Purchases.........................................................................9

         9.       Limitation on Number of Shares Purchased........................................................9

         10.      Purchase Price for the Shares under the Purchase Plan...........................................9

         11.      Holding of Payroll Deductions Before Stock is Purchased........................................10

         12.      Money not used to purchase Common Stock on the final Purchase Date of an Offering..............10

         13.      Changing Payroll Deductions....................................................................10

         14.      Termination of Employment......................................................................10

         15.      Leaves of Absence..............................................................................10

         16.      Withdrawal from Participation..................................................................11

         17.      No Additional Contributions....................................................................11

         18.      Sale of Stock Purchased Under the Purchase Plan................................................11

         19.      Trading Restrictions on Sale of Stock..........................................................12

         20.      Sales Commissions..............................................................................12

         21.      Registration and Transfers.....................................................................12

         22.      Changes to the Terms of the Purchase Plan......................................................12

         23.      Dividends on Common Stock......................................................................12

         24.      Plan Not a 401(k) Plan or Other Qualified Retirement Plan......................................13

         25.      Special Rules for Employees....................................................................13

         26.      Tax on the Money Withheld to Purchase Stock....................................................14

         27.      Tax Consequences when Stock is Purchased under the Purchase Plan...............................14

         28.      Tax Consequences Upon the Sale of Stock Purchased Under the Purchase Plan......................14

         29.      Characterization of Your Income................................................................15

         30.      Difference Between Ordinary Income and Capital Gains and Losses for Federal Income Tax
                  Purposes.......................................................................................18

         31.      Withholding Requirements at the Sale...........................................................18

         32.      Disposition of Stock for Tax Purposes..........................................................18

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                                     PART I

                           Terms Of The Purchase Plan


         Part  I  of  this   document   provides   general   information   about
participation in the Purchase Plan. Part II of this document describes the various tax consequences to you of your participation in the Purchase Plan.

1.       PLAN OPERATION

         The Purchase Plan enables you to purchase, through payroll deductions, shares of Common Stock at a discount from its market price on either the Offering Date or the Purchase Date, as described below. Note that the amount of your payroll deductions is calculated based on your gross (i.e., pre-tax) dollars earned; however, your payroll deductions come out of your net (i.e., after-tax) pay.

         The Purchase Plan provides for the issuance of up to 400,000 shares of Common Stock. Common Stock subject to the Purchase Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise. To the extent a right under the Purchase Plan terminates for any reason, any shares not purchased under such right will again become available for issuance.

         Under the Purchase Plan, rights to purchase Common Stock are granted to eligible employees pursuant to an offering ("Offering") established from time to time by the Board of Directors of the Company (the "Board"). With respect to each Offering, the Board has the authority to specify:

    (i) a date ("Offering Date") on which rights to purchase Common Stock will be granted to eligible employees;

    (ii) the period of time (an "Offering Period"), which cannot exceed 27 months, during which the Offering will be in effect;

    (iii) the dates during an Offering Period ("Purchase Dates") on which shares of stock will be purchased pursuant to rights granted under the Offering; and

    (iv) the terms under which employees may contribute money to purchase Common Stock in the Offering.

         Offerings. The Board authorized an initial Offering to commence on August 1, 2000 (the "Effective Date") and end on July 31, 2002 (the "Initial Offering"). Thereafter, subject to the power of the Board to change the terms of an Offering prior to the commencement of the Offering, a new two-year Offering will commence on August 1 of every other year, beginning August 1, 2002. If an Offering Date does not fall on a day during which Common Stock is actively traded, then the Offering Date will be the next subsequent day during which the Common Stock is actively traded.

         The current Offering terms under the Purchase Plan include an "automatic restart" provision. This feature provides that if, on any Purchase Date (other than the last Purchase Date of an Offering), the fair market value of the Common Stock is less than the fair market value of the Common Stock on the Offering Date, then, following the purchase of Common Stock, the current Offering will end and a new Offering will begin the next day. Participants in the just terminated Offering will be automatically enrolled in the new Offering. Such new Offering will terminate on the day prior to the second anniversary of its Offering Date subject to earlier termination if the "automatic restart" provision is triggered as described above.

         Purchase Dates. The first Purchase Date under the Initial Offering occurs on January 31, 2001. Thereafter, Purchase Dates occur each July 31 and January 31. If a Purchase Date does not fall on a day during which the Common Stock is actively traded, then the Purchase Date will be the nearest prior day during which the Company's Common Stock is actively traded.

         How Common Stock is Purchased. If you decide to participate in the Purchase Plan, you will authorize the Company to automatically deduct after-tax dollars from each of your paychecks until you (1) instruct the Company

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


to stop these deductions, (2) you are no longer eligible under the Purchase Plan or (3) the Purchase Plan is discontinued. On each designated Purchase Date, the Company will use your deductions to purchase Common Stock for you at a price equal to the lower of (i) 85% of the fair market value of Common Stock on the Offering Date or such other date on which you are first eligible to participate in the Offering and (ii) 85% of the fair market value of Common Stock on the Purchase Date (i.e., you will receive at least a 15% discount from the price of the Common Stock on the Offering Date).

  2.     ELIGIBILITY FOR THE PURCHASE PLAN

         Because the Purchase Plan is a tax advantaged plan, Internal Revenue Service ("IRS") regulations require certain minimum standards for participation in the Purchase Plan. The Board has the discretion to specify other standards for participation. When the Board determines the standards which will apply, these standards, together with the IRS standards, are set forth in an offering document.

         Under the Initial Offering, you are eligible to participate under each Offering on the Offering Date if you are customarily employed by the Company or a designated affiliate for more than 20 hours per week and at least five (5) months per calendar year. Neither consultants and advisors who are not also employees, nor individuals who own (or are deemed to own) in the aggregate five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, are entitled to participate in the Purchase Plan. Under the terms of the Initial Offering if you are an employee of a subsidiary or parent of the Company, you may participate in the Initial Offering under the same terms as employees of the Company.

  3.     ADMINISTRATION OF THE PURCHASE PLAN

         The Board may delegate administration of the Purchase Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). The Board or such Committee has the authority to interpret the Purchase Plan and to determine eligibility and the terms of other benefits under the Purchase Plan. Even though administration of the Purchase Plan may be delegated to the Committee, the Board has the final authority to construe and interpret the Purchase Plan.

         Information about all of the Company's Board members, including Board members currently serving on the Committee, is provided in the reports and documents prepared by the Company and filed with the SEC. Additional information about the administration of the Purchase Plan can be obtained from the Company's Legal Department.

         References to the Board in this document should be deemed references to the Committee, as applicable.

4.       SIGNING UP TO PARTICIPATE IN THE PURCHASE PLAN

         In order to participate in an Offering under the Purchase Plan, you must submit an ESPP Enrollment/Change Form to the Company's Stock Administrator prior to the date your participation is to be effective (i.e., prior to an Offering Date), unless a later time for filing such form is set by the Company. If you do not have a copy of such form, extra copies can be obtained from the Company's Stock Administrator or the Company's internal website. The ESPP Enrollment/Change Form authorizes the Company to automatically deduct the percentage specified by you from each paycheck during the Offering to purchase shares of the Common Stock.

  5.     PARTICIPATION IN AN OFFERING AFTER IT HAS BEGUN

Employees Eligible at Offering Date

         If you were an eligible employee on the Offering Date but did not elect to participate at the beginning of an Offering, you must wait until the day after any Purchase Date to participate in the ongoing Offering.

New Employees

         If you are a new employee or otherwise first became eligible after the Offering Date, you may begin participation on the first business day during the month of November, February, May or August during that Offering by completing an ESPP Enrollment/Change Form as described above. The purchase price for your Common Stock

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

will be calculated differently from the purchase price of employees who commenced participation at the beginning of the Offering (or who were eligible to commence participation at the beginning of the Offering). The purchase price of your Common Stock will be the lesser of:

  (a) 85% of the value of the Common Stock on the date you were first eligible to participate during such Offering; or

  (b)    85% of the value of the Common Stock on the relevant Purchase Date.


  6.     CONTINUING PARTICIPATION IN OFFERINGS

         Once you submit an enrollment form, deductions will be made continually until:

         o        you withdraw from participation (see Section 16),

         o you are no longer an eligible employee on an Offering Date for an Offering (see Section 2),

         o no further shares are authorized for purchase under the Purchase Plan, or

         o the Board discontinues the Purchase Plan, which it has the right to do at anytime. (However, if the Board terminates the Purchase Plan, such termination will not, without your written consent, impair your accrued rights under any Offering during which the Plan is terminated.)

  7.     AMOUNT OF EARNINGS THAT CAN  BE WITHHELD TO PURCHASE COMMON STOCK

         The Purchase Plan document provides that the Board may designate the amount you can authorize the Company to withhold of your earnings. Under the Initial Offering, the Board has established a maximum percentage deduction of 10%. Under the Initial Offering you may choose any whole percentage of deductions up to 10% but cannot choose a fraction of a percentage. For example, you may choose to have 2% or 3% of your earnings deducted during each pay period but not 2.5%. The amount you choose to have deducted is up to you.

         For purposes of the Purchase Plan, your earnings include all regular base salary paid to you including amounts that would have otherwise been paid but you elected to have deferred under the Company's 401(k) plan or any other deferred compensation program established by the Company) but does not include, overtime pay, commissions, bonuses, incentive pay, profit-sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

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


  8.     TIME OF STOCK PURCHASES

         Shares of Common Stock are purchased for you under the Purchase Plan on the Purchase Dates, which are each January 31 and August 31. If a Purchase Date does not fall on a day during which the Common Stock is actively traded, the Purchase Date will be the nearest prior day during which the Company's Common Stock is actively traded.

  9.     LIMITATION ON NUMBER OF SHARES PURCHASED

         The maximum number of shares that you can purchase on a Purchase Date will be the whole number equal to or less than your aggregate payroll deductions (under the Initial Offering up to 10% of your earnings withheld during the period described in Section 8, above) divided by the applicable purchase price. No fractional shares will be issued. However, you may not accrue the right to purchase more than $25,000 worth of Common Stock, as valued at the beginning of an Offering (or the first day on which you were eligible to participate in the Offering), pursuant to all similar employee stock purchase plans of the Company or its affiliates for each calendar year in which such rights are outstanding at any time. (Note: fair market value for determining the number of shares you may purchase during a calendar year is the stock's fair market value as of the later of either (i) the first day of the Offering, or (ii) the day on which you first became eligible to participate in the Purchase Plan during an Offering).

         The maximum aggregate number of shares available to be purchased during an Offering by all employees eligible to participate in the Purchase Plan will be the number of shares remaining available under the Purchase Plan on the Offering Date for such Offering. If the purchase of shares using all of your and other employees' payroll deductions would result in the sale of more than the number of shares then available under the Purchase Plan, the Board will allocate a pro rata portion of the shares available for purchase for you and other employees in as nearly a uniform manner as practicable and as it deems equitable.

  10.    PURCHASE PRICE FOR THE SHARES UNDER THE PURCHASE PLAN

         The shares are purchased at a price which is the lower of:

  (a) 85% of the value of the Common Stock on the Offering Date (or, if later, the date you were first eligible to participate); or

  (b)    85% of the value of the Common Stock on the Purchase Date.

For example, if the price of the stock on the Offering Date is $10.00 and the price of the stock on the Purchase Date is $12.00, then stock will be purchased for you at a price per share of $8.50 (85% of $10.00). If the price of the stock had been $8.00 on the Purchase Date, then stock would be purchased for you at a price per share of $6.80 (85% of $8.00). If you are first eligible to commence participation after the initial Offering Date in any Offering, the purchase price of your stock will be determined as of the date on which you were first eligible and received a right under the Offering. See Section 5.

  11.    HOLDING OF PAYROLL DEDUCTIONS BEFORE STOCK IS PURCHASED

         Your payroll deductions are held by the Company and maintained with the Company's general funds until the next Purchase Date when shares of Common Stock are purchased. You do not earn any interest on the amount withheld.

  12. MONEY NOT USED TO PURCHASE COMMON STOCK ON THE FINAL PURCHASE DATE OF AN OFFERING.

         Unless the limitation described in Section 9 applies to you, the only funds in your account at the end of an Offering will be the remaining amount withheld for you that cannot be used to purchase a whole share of Common Stock on the Purchase Date. This amount will be left in your account and used to purchase stock in the next Offering. If the limitation described in Section 9 does apply to you, the amount left in your account because of such

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limitation,  as required by IRS  regulations,  will be returned to you,  without interest, as soon as reasonably practicable after the end of the Offering.

         For example, assume that the purchase price of the stock is $10.00 and that you had payroll deductions equal to $437. The Company will be able to purchase 43 shares of Common Stock for you with $7.00 remaining. Since $7.00 is less than $10.00 (the purchase price of the stock), the $7.00 will stay in your account and be used to purchase stock in the next Offering. This example assumes that the limitations in Section 9 do not apply.

  13.    CHANGING PAYROLL DEDUCTIONS

         You generally may change your payroll deduction percentage only as of the first business day of the month of February or August during any Offering. However, you may reduce your payroll deduction percentage once during any given six month Purchase Period. Additionally, you may reduce your deduction to zero percent or you may withdraw from an Offering at any time prior to the end of the Offering, excluding the five (5) days immediately preceding each Purchase Period (or such shorter period of time determined by the Company and communicated to the participants). If you reduce your percentage to zero, the funds already withheld will be used to purchase stock for you on the next Purchase Date. If you withdraw, you will receive a return of your accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common stock on any prior Purchase Date), without interest.

  14.    TERMINATION OF EMPLOYMENT

         Whether you leave the Company voluntarily or your employment is terminated for any reason (including death or disability), your rights to purchase stock under the Purchase Plan terminate immediately, and your payroll deductions not already used to purchase stock under the Purchase Plan will be returned to you (or your estate), without interest, as soon as reasonably practicable.

  15.    LEAVES OF ABSENCE

         During an approved leave of absence, you can continue to participate in the Purchase Plan for 90 days from the beginning of your leave. If a return to your job is not legally guaranteed by the Company or by federal, state or local law, after 90 days you will receive a refund of all deductions accumulated to date (reduced for prior stock purchase) without interest. You will not be permitted to participate in any future Offerings until such time as you become eligible again under the Purchase Plan. (See Section 2.) If your return to work has been expressly promised by the Company or is guaranteed by law, you may continue to participate in the Purchase Plan after 90 days so long as your return to work continues to be so promised or guaranteed.

  16.    WITHDRAWAL FROM PARTICIPATION

         You can withdraw your money at any time other than the five (5) days preceding a Purchase Date by completing and delivering to the Company an ESPP Enrollment/Change Form. Your payroll deductions will stop and your deductions will be returned to you, less any amount previously used to purchase stock, without interest, as soon as reasonably practicable. If you withdraw from an Offering, you may not re-enroll in the same Offering but may participate in future Offerings under the Plan.

  17.    NO ADDITIONAL CONTRIBUTIONS

         You may not make additional contributions to the Plan. Only amounts withheld through payroll deductions can be used to purchase shares under the Purchase Plan.

  18.    SALE OF STOCK PURCHASED UNDER THE PURCHASE PLAN

         Subject to any applicable "lock-up" periods, you can generally sell stock purchased under the Purchase Plan as soon as the stock is issued to you, or you can hold onto your stock and enjoy your rights as a stockholder of the Company. However, see Section 19 if you are in possession of material undisclosed information. You may also be restricted from selling by the terms of the Company's trading window policy. See Sections 28 and 29 for the tax

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consequences of an immediate sale.  Officers and directors subject to Section 16 of the Exchange Act should refer to Section 25.

  19.    TRADING RESTRICTIONS ON SALE OF STOCK

         If you are aware of important inside information you must not sell shares of the Company's stock, whether acquired under the Purchase Plan or otherwise, before dissemination of the information to the public. Basically, "inside information" is information that is both very important (material) and non-public (not disclosed through press releases, newspaper articles or otherwise to the public which buys and sells securities). Whether information is material will depend on the specific circumstances. A general test is whether dissemination of the information to the public would be likely to affect the market price of the Company's stock or would be likely to be considered important by people who are considering whether to buy or sell the Company's stock. Certainly if the information makes you want to buy or sell, it would probably have the same effect on others. Material information may include projections, estimates or proposals.

         If you are contemplating selling your stock and think you might have "inside information" you must discuss your possible sale with the Company's Legal Department. If, after this discussion, it is determined that the information is in fact inside information, you must wait to sell your stock until after the information has been made public.

  20.    SALES COMMISSIONS

         You pay no commissions when stock is purchased for you under the Purchase Plan. The shares you purchase will be issued to you by electronic transfer into a stock brokerage account set up by the Company on your behalf. Generally, you must sell your stock through a stock broker who can arrange for its sale, and you can expect to be charged a fee or commission. The Company will not buy from you any shares of stock purchased for you under the Purchase Plan. In addition, officers and directors are subject to special limitations on the sale of their stock. (See Section 25.)

  21.    REGISTRATION AND TRANSFERS

         Your shares purchased under the Purchase Plan may be issued only in your name, or in the joint names of you and your spouse as community property or as joint tenants. You should coordinate with the brokerage firm that maintains your brokerage account as to the requirements for transferring the shares. For information about the Company's transfer agent, contact the Company's Legal Department.

  22.    CHANGES TO THE TERMS OF THE PURCHASE PLAN

         The Company will not change the terms of your rights under an ongoing Offering without your consent. The Company can prospectively change the terms of your rights under the Purchase Plan at any time by amending the Purchase Plan or future Offerings. Furthermore, certain changes, such as an amendment increasing the number of shares authorized under the Purchase Plan, require stockholder approval.

  23.    DIVIDENDS ON COMMON STOCK.

         The Company currently is not paying dividends on its Common Stock and presently intends to continue this policy in order to retain earnings for use in its business.

  24.    PLAN NOT A 401(K) PLAN OR OTHER QUALIFIED RETIREMENT PLAN

         The Purchase Plan is not a qualified retirement plan and therefore does not have the same tax deferral benefits as a qualified retirement plan, nor is the Purchase Plan subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Your participation in the Purchase Plan does not affect your ability to participate in the Company's 401(k) plan.

  25.    SPECIAL RULES FOR EMPLOYEES

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

         All employees are subject to restrictions on the timing of the sale of stock of the Company. If you are an officer or director of the Company, you are subject to special rules regarding the sale of the Company's stock, such as the limitations on the amount you can sell found in Rule 144 and the restrictions on timing of purchases and sales found in Section 16(b) of the Exchange Act. The Company has previously notified all officers and directors who are subject to such trading limitations. You will be notified in the future if you subsequently become subject to such trading restrictions. If you need a reminder about how
Section 16(b) or Rule 144 operates, you should contact the Company's Legal Department. In addition, all employees must comply with any Company policy permitting employees to sell shares only during certain periods of time ("window periods") which the Company will communicate to you from time to time.

         Under the Section 16(b) regulations, purchases of stock for you under the Purchase Plan are treated as transactions exempt from Section 16(b). However, sales of stock acquired under the Purchase Plan are not so exempt. Accordingly, if you sell stock purchased for you under the Purchase Plan immediately (subject to compliance with the requirements as to window periods, discussed above), the purchase and sale of such stock will not be matched, and no Section 16(b) liability will be found in the absence of any other purchases or acquisitions of Company stock. Of course, if you have made or make non-exempt purchases of the Company's stock within six (6) months of any sale before or after your Purchase Plan stock, a matchable 16(b) transaction would result and you would be required to forfeit of any resulting profit.

                                    PART II

                           TAX ISSUES RELATING TO YOUR
                       PARTICIPATION IN THE PURCHASE PLAN


         The information in this Part II responds to questions you may have about the U.S. federal tax consequences of participating in the Purchase Plan. You should understand, however, that this tax information is not complete. For example, it does not address state or local tax laws or the application of laws if you are subject to tax laws in other countries. Furthermore, because tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you, this information may need to be updated after the date of issuance of this prospectus. Therefore, you should consult with a tax advisor if you have questions relating to the tax consequences of participation in, and the sale of shares received under, the Purchase Plan.


  26.    TAX ON THE MONEY WITHHELD TO PURCHASE STOCK

         The money withheld from your wages to purchase Common Stock under the Purchase Plan is taxable income to you just as if you had actually received the money. The amount withheld under the Purchase Plan is subject to federal, state and local income taxes, as well as all employment (e.g., Social Security) and payroll taxes.

  27.    TAX CONSEQUENCES WHEN STOCK IS PURCHASED UNDER THE PURCHASE PLAN

         Even though you are buying the stock at a price which is 15% or more below the fair market value of the stock at the time of purchase, you do not have to pay tax on this benefit to you at the time of purchase. You may, however, be subject to employment taxes at the time of purchase.

  28.    TAX  CONSEQUENCES UPON  THE SALE OF STOCK PURCHASED UNDER THE  PURCHASE
         PLAN

         Generally, you will include in income and pay tax on the difference between what you paid for the Common Stock and what you sold it for. The amount of tax will depend on your personal tax situation and the characterization of any profit or loss on the sale as ordinary income or capital gain or loss, or a combination of ordinary income and capital gain or loss. (See Section 29.)

         If you are an officer or director subject to Section 16 of the Exchange Act, special rules apply to you. (See Section 25.)

  29.    CHARACTERIZATION OF YOUR INCOME

         The characterization of the income you recognize will vary and will depend on whether you sell the stock in a "disqualifying disposition" or a "qualifying disposition." Whether a disposition is "disqualifying" or "qualifying" depends on how long you held the Common Stock before the disposition, as described below.

Disqualifying Disposition

         Generally, a disqualifying disposition will occur if you transfer your stock in a "disposition" (see Section 32) before you have held the shares for both of the following holding periods:

         o at least two (2) years after the first date you were eligible to participate in the Offering in which you purchased the stock; and

         o at least one (1) year after the Purchase Date on which you purchased the stock.

         In the case of a "disqualifying  disposition",  the difference  between
(i) the fair market value of the stock on the date it was purchased by you (the "Purchase Date Value") and (ii) the price at which the stock was purchased (the "Purchase Price") will be characterized as ordinary income. The difference between the sale price and the Purchase Date Value will be characterized as capital gain or loss.

         Thus, you may have ordinary income and a capital loss in the same year, and you may not be able to fully offset such income with such loss.

Qualifying Disposition

         Generally, if you transfer your stock in a qualifying disposition (a disposition other than a disqualifying disposition, i.e., after both holding periods described above), or if you die while owning the stock, then any gain will be characterized as ordinary income only to the extent of the lesser of:
(i) the gain recognized or (ii) an amount equal to 15% of the fair market value of the stock on the Offering Date of the Offering in which you purchased the stock, or the date you were first eligible to participate if you were not eligible on the Offering Date. Any recognized gain in excess of the amount characterized as ordinary income will be treated as capital gain.

         If you make a qualifying disposition that results in a loss, there will be no recognition of ordinary income and you will have a capital loss equal to the difference between the sale price and the Purchase Price.

         Any capital gain or loss recognized on a sale or transfer of Common Stock purchased by you under the Purchase Plan will be:

         o        long-term if the asset was held for more than 12 months, or

         o short-term if the asset was held for less than or equal to 12 months.

         To illustrate the operation of the rules discussed above, assume that:

Your total payroll deductions were                          $1,000.00

Offering Date                                            June 1, 2000

Stock value on Offering Date                                   $10.00

85% of stock value on Offering Date                             $8.50

Purchase Date                                        October 31, 2000

Stock value on Purchase Date                                   $15.00

85% of stock value on Purchase Date                            $12.75

Your shares are purchased at                                    $8.50

Number of shares purchased for you            $1,000 / $8.50 = 117.65


         You would receive 117 shares, while $5.50 (the excess of $1,000 over the purchase price of 117 shares) would be retained in your account to be used to purchase shares in the future.

         If you sold one of the 117 shares, the tax consequences of that sale can be determined in accordance with the following chart.

                                       37



                         Chart of Sample Dispositions and Categorization of Profit or Loss

                                                                                      ==========================================
                                                                                            Capital Gain (Loss) Per Share
======================================== =============== ============================ ==================== =====================
                                             Selling         Ordinary Income Per
             Selling Date                     Price                  Share                 Short-Term            Long-Term
======================================== =============== ============================ ==================== =====================
On or before October 31, 2001                     $7.50                       $15.00               ($7.50)                   --
    (Disqualifying Disposition)                                               - 8.50
                                                                              ------
                                                                               $6.50
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $15.00                        $6.50                 0.00                    --
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $20.00                        $6.50                $5.00                    --
======================================== =============== ============================ ==================== =====================
After October 31, 2001, but before                $7.50                                                --                ($7.50)
June 1, 2002
    (Disqualifying Disposition)                                                $6.50
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $15.00                        $6.50                   --                  0.00
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $20.00                        $6.50                   --                 $5.00
======================================== =============== ============================ ==================== =====================
On or after June 1, 2002                          $7.50                        $0.00                   --                ($1.00)
(Qualifying Disposition*)
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $15.00                       $10.00                   --                 $5.00
                                                                              - 8.50
                                                                              ------
                                                                               $1.50
                                         --------------- ---------------------------- -------------------- ---------------------
                                                 $20.00                        $1.50                   --                $10.00
======================================== =============== ============================ ==================== =====================

         * Whether your share is sold in a "qualifying disposition" will depend on how long you held that share. Be sure to consult with your personal tax advisor.

  30. DIFFERENCE BETWEEN ORDINARY INCOME AND CAPITAL GAINS AND LOSSES FOR FEDERAL INCOME TAX PURPOSES

         The maximum marginal tax rate applicable to ordinary income and short-term capital gains is 39.6%. Currently, the maximum marginal tax rate is 20% for long-term capital gains. Additionally, capital gains and losses are subject to certain other provisions of the Internal Revenue Code of 1986, as amended, not applicable to ordinary income. Consult your tax advisor for more information regarding the rates that apply to you.

  31.    WITHHOLDING REQUIREMENTS AT THE SALE

         Currently, there is no income tax withholding required when Common Stock is purchased or sold by you. You may, however, be subject to employment tax withholding (e.g., Social Security) at the time of purchase. The Company is required to report to the IRS any ordinary income recognized by you as a result of a disposition. (See Section 32.) The Company may be required in the future to withhold the amount due as taxes on such ordinary income from your salary.

  32.    DISPOSITION OF STOCK FOR TAX PURPOSES

         A disposition generally includes any sale, exchange, gift or transfer of legal title. Certain transactions are excluded, including a pledge or a transfer by bequest or inheritance, or certain transfers to a spouse or former spouse incident to a divorce. As this is a complicated area, you should consult your tax advisor for the consequences of your disposition of Purchase Plan stock.

         A gift or other disposition by you of Common Stock acquired under the Purchase Plan may cause you to recognize some ordinary income. (See Section 29.) You should consult your individual tax advisor before disposing of stock acquired under the Purchase Plan.

                                       39